UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2012

SUNLINK HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-12607	31-0621189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (770) 933-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 26, 2012, SunLink Health Systems, Inc., an Ohio corporation (the “Company”), and two wholly-owned subsidiaries of the Company, HealthMont of Missouri, LLC (“Borrower”) and HealthMont LLC (“HLLC”) and Pioneer Bank, SSB (“Pioneer”) entered into and closed on a $5,000,000 Loan Agreement dated as of March 16, 2012 (the “Callaway RDA Loan”). HealthMont of Missouri, LLC owns and operates Callaway Community Hospital (“Callaway”) in Fulton, Missouri.

The Callaway RDA Loan has a term of 25 years with monthly payments of principal and interest until repaid. The Callaway RDA Loan bears interest at a floating interest rate computed as the prime rate (as published in The Wall Street Journal) plus 2%. The Callaway RDA Loan is collateralized by Callaway’s real estate and equipment and is partially guaranteed under the U.S. Department of Agriculture, Rural Development Business and Industry Program. Approximately $3,250,000 of the Callaway RDA Loan proceeds were used to refinance a portion of the Company’s senior debt under the Term Loan under the Company’s Credit Facility. Approximately $1,000,000 of the Callaway RDA Loan proceeds will be used for improvements and to provide an inpatient geriatric psychiatry unit at Callaway with the remainder of the Callaway RDA Loan proceeds used for working capital and closing costs. The Callaway RDA Loan contains covenants which the Company believes are customary to similar loan agreements as well as certain financial covenants with respect to the Borrower’s Current Ratio of current assets to current liabilities and Debt Service Coverage, all as defined in the Callaway RDA Loan Agreement, that the Borrower must maintain and that are measured at the end of each fiscal year. The Callaway RDA Loan is guaranteed by HLLC and the Company.

The foregoing summary description of the Callaway RDA Loan is qualified in its entirety by reference to the full text thereof which is filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report and is incorporated herein by this reference.

Item 7.01	Regulation FD Disclosure.

On March 27, 2012, the Company issued a Press Release announcing that it had entered into the Callaway RDA Loan. The Press Release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Loan Agreement dated as of March 19, 2012 by and among Pioneer Bank, SSB; HealthMont of Missouri, LLC; HealthMont, LLC; and SunLink Health Systems, Inc.

10.2	Promissory Note in the amount of $4,000,000 dated as of March 19, 2012 from Healthmont of Missouri, LLC payable to Pioneer Bank, S.S.B.

10.3	Promissory Note in the amount of $1,000,000 dated as of March 19, 2012 from Healthmont of Missouri, LLC payable to Pioneer Bank, S.S.B.

99.1	Press Release, dated March 27, 2012, issued by SunLink Health Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

Dated: March 29, 2012	By:	/s/ Mark J. Stockslager
	Name:	Mark J. Stockslager
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Agreement dated as of March 19, 2012 by and among Pioneer Bank, SSB; HealthMont of Missouri, LLC; HealthMont, LLC; and SunLink Health Systems, Inc.

10.2	Promissory Note in the amount of $4,000,000 dated as of March 19,2012 from Healthmont of Missouri, LLC payable to Pioneer Bank, S.S.B.

10.3	Promissory Note in the amount of $1,000,000 dated as of March 19,2012 from Healthmont of Missouri, LLC payable to Pioneer Bank, S.S.B.

99.1	Press Release, dated March 27, 2012, issued by SunLink Health Systems, Inc.